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                                                                    Exhibit 10.5

                           SECOND AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  This Second Amended and Restated Employment Agreement, originally dated as of October 1, 1998 and amended and restated as of March 8, 2000 (the "First Restatement"), is hereby further amended and restated as of January 2, 2002 (the "Second Restatement"), by and between Cendant Corporation, a Delaware corporation ("Cendant") and John W. Chidsey (the "Executive").

                  WHEREAS, Cendant desires to continue to employ the Executive as Chief Executive Officer of each of Cendant's Vehicle Services Division and Financial Services Division, and the Executive desires to serve Cendant in such capacity.

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

         Cendant agrees to employ the Executive and the Executive agrees to be employed by Cendant for the Period of Employment as provided in Section III below and upon the terms and conditions provided in this Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

            During the Period of Employment, the Executive will serve as Chief Executive Officer of each of Cendant's Vehicle Services Division and Financial Services Division, and subject to the direction of the Chief Executive Officer of Cendant (the "CEO"), will perform such duties and exercise such supervision with regard to the business of Cendant as are associated with such position, as well as such additional duties as may be reasonably prescribed from time to time by the Board of Directors of Cendant (the "Board") and/or the CEO. Cendant acknowledges that such position is equivalent to the position of Vice Chairman of Cendant Corporation for purposes of employee benefits, officer perquisites, officer indemnification and compensation. The Executive will, during the Period of Employment, devote substantially all of his time and attention during normal business hours to the per-
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formance of services for Cendant. The Executive will maintain a primary office and conduct his business in Parsippany, New Jersey (the "Business Office"), except for normal and reasonable business travel in connection with his duties hereunder.

                                   SECTION III
                              PERIOD OF EMPLOYMENT

                  The period of the Executive's employment under this Agreement (the "Period of Employment") will end on December 31, 2004, subject to extension or termination as provided in this Agreement.

                                   SECTION IV
                            COMPENSATION AND BENEFITS

A.        COMPENSATION.

         For all services rendered by the Executive pursuant to this Agreement during the Period of Employment, including services as an executive, officer, director or committee member of Cendant or any subsidiary or affiliate of Cendant, the Executive will be compensated as follows:

         i.       BASE SALARY.

                  During the Period of Employment, Cendant will pay the Executive a fixed base salary ("Base Salary") of not less than $750,000, per annum, and from time to time will be eligible to receive annual increases as the Board deems appropriate in accordance with Cendant's customary procedures regarding the salaries of senior officers, but with due consideration given to the published Consumer Price Index applicable to the New York/New Jersey greater metropolitan area. Base Salary will be payable according to the customary payroll practices of Cendant, but in no event less frequently than once each month.

         ii.      ANNUAL INCENTIVE AWARDS

                  The Executive will be eligible for discretionary annual incentive compensation awards; PROVIDED, that the Executive will be eligible to receive an annual bonus for each fiscal year of Cendant during the Period of Employment based upon a target bonus equal to 100% of Base Salary, subject to Cendant's attainment of
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applicable performance targets established and certified by the Compensation
Committee of the Board (the "Committee"). The parties acknowledge that it is currently contemplated that such performance targets will be stated in terms of "earnings before interest and taxes" of Cendant, however such targets may relate to such other financial and business criteria of Cendant or any of its subsidiaries or business units as determined by the Committee in its sole discretion (each such annual bonus, an "Incentive Compensation Award").

         iii.     LONG-TERM INCENTIVE AWARDS

                  The Executive will be eligible for annual stock option awards, subject to the sole discretion of the Committee.

         iv.      ADDITIONAL BENEFITS

                  The Executive will be entitled to participate in all other compensation and employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of Cendant generally are eligible under any plan or program now in effect, or later established by Cendant, on the same basis as similarly situated senior executives of Cendant with comparable duties and responsibilities. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs, and in accordance with the terms of such plans and program. Cendant acknowledges that it has implemented a supplemental life insurance program (the "Insurance Program") intended to provide senior executive officers with life insurance with a death benefit of up to $5,000,000, and that the Executive may continue to participate therein so long as Cendant continues to maintain such Insurance Program, and further subject to the terms of such Insurance Program and any agreements entered into by the Executive and Cendant in respect of the Insurance Program.

                                    SECTION V
                                BUSINESS EXPENSES

                  Cendant will reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement. The Executive will comply with such limitations and reporting requirements with respect to expenses as may be established by Cendant from time to time and will promptly provide all appropriate and requested documentation in connection with such expenses.
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                                   SECTION VI
                                   DISABILITY

         A. If the Executive becomes Disabled, as defined below, during the Period of Employment, the Period of Employment may be terminated at the option of the Executive upon notice of resignation to Cendant, or at the option of Cendant upon notice of termination to the Executive. Cendant's obligation to make payments to the Executive under this Agreement will cease as of such date of termination, except for earned but unpaid Base Salary, any earned but unpaid Incentive Compensation Awards and the Extended Benefits (as defined below). In such event, each of the Executive's then outstanding options to purchase shares of Cendant common stock which was granted on or after March 8, 2000 will become immediately and fully vested and exercisable and, notwithstanding any term or provision relating to such option to the contrary, shall remain exercisable until the original expiration date of such option. For purposes of this Agreement, "Disabled" means the Executive's inability to perform his duties hereunder as a result of serious physical or mental illness or injury for a period of no less than 180 days, together with a determination by an independent medical authority that (i) the Executive is currently unable to perform such duties and (ii) in all reasonable likelihood such disability will continue for a period in excess of an additional 90 days. Such medical authority shall be mutually and reasonably agreed upon by Cendant and the Executive and such opinion shall be binding on Cendant and the Executive.

                                   SECTION VII
                                      DEATH

                  In the event of the death of the Executive during the Period of Employment, the Period of Employment will end and Cendant's obligation to make payments under this Agreement will cease as of the date of death, except for earned but unpaid Base Salary, any earned but unpaid Incentive Compensation Awards, which will be paid to the Executive's surviving spouse, estate or personal representative, as applicable, and the Extended Benefits. In addition, in such event, each of the Executive's then outstanding options to purchase shares of Cendant common stock which was granted on or after March 8, 2000 will become immediately and fully vested and exercisable and, notwithstanding any term or provision relating to such options to the contrary, shall remain exercisable (by the Executive's beneficiary or estate, as provided in any applicable option plan or agreement) until the original expiration date of such option.
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                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT

                  A. WITHOUT CAUSE TERMINATION AND CONSTRUCTIVE DISCHARGE. If the Executive's employment terminates due to either a Without Cause Termination or a Constructive Discharge during the Period of Employment (i) Cendant will pay the Executive upon such termination a lump sum amount equal to the product of
(A) the sum of the Executive's then current Base Salary and the Executive's target Incentive Compensation Award for the year in which such termination occurs, multiplied by (B) 300%, (ii) Cendant will pay the Executive upon such termination any and all Base Salary and Incentive Compensation Awards earned but unpaid through the date of such termination, (iii) each of the Executive's then outstanding options to purchase shares of Cendant common stock which was granted on or after March 8, 2000 will become immediately and fully vested and exercisable (if not already vested and exercisable) as of the date of such termination and, notwithstanding any term or provision relating to such options to the contrary, shall remain exercisable until the original expiration date of such option, (iv) the Executive will receive the Extended Benefits, (v) Cendant will continue to make premium payments in respect of the Executive's insurance policies under the Insurance Program for a period which is no less favorable than any post-termination period of coverage that any other senior executive officer of Cendant (other than the Chief Executive Officer) is entitled to receive in connection with a without cause termination; PROVIDED, that the foregoing is not intended to modify or amend the terms of the agreements between Cendant and the Executive in respect of the Insurance Program and (vi) if the Executive is then participating in a management car program sponsored by Cendant, then Cendant will take such action necessary to transfer ownership of one car which the Executive is then using pursuant to such program.

                  B. TERMINATION FOR CAUSE; RESIGNATION. If the Executive's employment terminates due to a Termination for Cause or a Resignation (other than a Resignation under paragraph C of this Section VIII), Base Salary and any Incentive Compensation Awards earned but unpaid as of the date of such termination will be paid to the Executive in a lump sum. Each outstanding stock options held by the Executive as of the date of termination will be treated in accordance with its terms. Except as provided in this paragraph, Cendant will have no further obligations to the Executive hereunder.
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                  C. RESIGNATION AFTER EXPIRATION OF PERIOD OF EMPLOYMENT. If
each of (i) the Executive's employment terminates due to a Resignation at any time following the expiration of the Period of Employment, as extended from time to time and (ii) Cendant does not offer to extend the Period of Employment on terms and conditions either (A) substantially equivalent to the then existing terms and conditions applicable to his employment or (B) no less favorable in the aggregate than the terms and conditions applicable to the employment of any other senior officer of Cendant (other than the Chief Executive Officer), then
(1) Cendant will pay the Executive an amount equal to the Executive's then current Base Salary and (2) each of the Executive's then outstanding options to purchase shares of Cendant common stock which were granted on or after March 8, 2000, whether or not then vested, will become immediately vested (to the extent not already vested) as of the date of such termination and will, notwithstanding any term or provision relating to such options to the contrary, remain exercisable until the original expiration date of such option. In addition, upon any Resignation following the expiration of the Period of Employment, notwithstanding any offer from Cendant to extend the Period of Employment, the Executive will receive the Extended Benefits.

                  D. For purposes of this Agreement, the following terms have the following meanings:

         i. "Termination for Cause" means (i) the Executive's willful failure to substantially perform his duties as an employee of Cendant or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud or embezzlement against Cendant or any subsidiary, or any act of misappropriation, dishonesty or similar conduct resulting in material economic damage to Cendant or any subsidiary, (iii) the Executive's conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal) or (iv) the Executive's gross negligence in the performance of his duties.

         ii. "Constructive Discharge" means (i) any material failure of Cendant to fulfill its obligations under this Agreement (including without limitation any reduction of the Base Salary, as the same may be increased during the Period of Employment, or other element of compensation, or any material and sustained reduction in the Executive's duties) or (ii) the Business Office is relocated to any location which is both (A) more than 30 miles from the city limits of Parsippany, New Jersey and (B) outside of the borough of Manhattan, New York City; PROVIDED, HOWEVER, that a Constructive Discharge will not occur by virtue of Cendant determining that the Ex-
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ecutive shall no longer be Chief Executive Officer of either the Vehicle
Services Division or the Financial Services Division, so long as the Executive remains Chief Executive Officer of one of those divisions and such division is substantially similar or larger in scope, size and revenue as is currently the case. The Executive will provide Cendant a written notice which describes the circumstances being relied on for the termination with respect to this Agreement within thirty (30) days after the event giving rise to the notice. Cendant will have thirty (30) days after receipt of such notice to remedy the situation prior to the termination for Constructive Discharge.

         iii. "Without Cause Termination" or "Terminated Without Cause" means termination of the Executive's employment by Cendant other than due to death, disability, or Termination for Cause.

         iv. "Resignation" means a termination of the Executive's employment by the Executive, other than in connection with a Constructive Discharge.

         v. "Extended Benefits" means health and dental insurance benefits under the applicable employee benefit plan sponsored by Cendant (or any other comparable plan or arrangement) for the Executive and his covered dependents for a period beginning on the Executive's termination of employment and ending on the first to occur of the Executive's 65th birthday and the date the Executive becomes eligible for coverage under Medicare or such other governmental insurance program, subject to the terms of the applicable employee benefit plan and applicable law, and further subject to the payment by the Executive of applicable employee premium contributions, co-payments, deductibles and similar costs.

                  D. CONDITIONS TO PAYMENT AND ACCELERATION. All payments and benefits due to the Executive under this Section VIII shall be made as soon as practicable; PROVIDED, HOWEVER, that such payments and benefits shall be subject to, and contingent upon, the execution by the Executive (or his beneficiary or estate) of a release of claims against Cendant and its affiliates in such form determined by Cendant in its sole discretion. The payments due to the Executive under this Section VIII shall be in lieu of any other severance benefits otherwise payable to the Executive under any severance plan of Cendant or its affiliates. To the extent any term or condition of any option to purchase Cendant common stock conflicts with any term or condition of this Agreement applicable to such option, the term or condition set forth in this Agreement shall govern.
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                                   SECTION IX
                          OTHER DUTIES OF THE EXECUTIVE
                    DURING AND AFTER THE PERIOD OF EMPLOYMENT

                  A. The Executive will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and fully cooperate with Cendant and its affiliates as may be requested in connection with any claims or legal action in which Cendant or any of its affiliates is or may become a party. After the Period of Employment, the Executive will cooperate as reasonably requested with Cendant and its affiliates in connection with any claims or legal actions in which Cendant or any of its affiliates is or may become a party. Cendant agrees to reimburse the Executive for any reasonable out-of-pocket expenses incurred by Executive by reason of such cooperation, including any loss of salary, and Cendant will make reasonable efforts to minimize interruption of the Executive's life in connection with his cooperation in such matters as provided for in this paragraph.

                  B. The Executive recognizes and acknowledges that all information pertaining to this Agreement or to the affairs; business; results of operations; accounting methods, practices and procedures; members; acquisition candidates; financial condition; clients; customers or other relationships of Cendant or any of its affiliates ("Information") is confidential and is a unique and valuable asset of Cendant or any of its affiliates. Access to and knowledge of certain of the Information is essential to the performance of the Executive's duties under this Agreement. The Executive will not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Information, except as may be required by law. The Executive will not make use of the Information for his own purposes or for the benefit of any person or organization other than Cendant or any of its affiliates. The Executive will also use his best efforts to prevent the disclosure of this Information by others. All records, memoranda, etc. relating to the business of Cendant or its affiliates, whether made by the Executive or otherwise coming into his possession, are confidential and will remain the property of Cendant or its affiliates.

                  C. i. During the Period of Employment and either (i) for a period of two years thereafter if the Executive receives severance benefits under Section VIII.A. above or (ii) for a one year period thereafter under any other circumstances (the "Restricted Period"), irrespective of the cause, manner or time of any termination, the Executive will not use his status with Cendant or any of its affiliates
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to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to Cendant or any of its affiliates.

         ii. During the Restricted Period, the Executive will not make any statements or perform any acts intended to advance the interest of any existing competitors (or any entity which the Executive knows to be a prospective competitor) of Cendant's Vehicle Services Division or Financial Services Division (collectively, the "Protected Business") or in any way injuring the interests of the Protected Business. During the Restricted Period, the Executive, without prior express written approval by the Board, will not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any party which competes in any way or manner with the Protected Business, as such business may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. The Executive acknowledges that the Protected Business is conducted nationally and internationally and agrees that the provisions in the foregoing sentence will operate throughout the United States and the world.

         iii. During the Restricted Period, the Executive, without express prior written approval from the Board, will not solicit any members or the then-current clients of Cendant or any of its affiliates for any existing business of Cendant or any of its affiliates or discuss with any employee of Cendant or any of its affiliates information or operation of any business intended to compete with Cendant or any of its affiliates.

         iv. During the Restricted Period, the Executive will not interfere with the employees or affairs of Cendant or any of its affiliates or solicit or induce any person who is an employee of Cendant or any of its affiliates to terminate any relationship such person may have with Cendant or any of its affiliates, nor will the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person (if such person is within the Executive's control) with which the Executive may be affiliated, to engage, employ or compensate, any employee of Cendant or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of Cendant or any of its affiliates pertaining to any business in
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which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

         v. For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm or entity or ownership of more than 5% of any class of equity interest in a publicly-held company and the term "affiliate" will include without limitation all subsidiaries and licensees of Cendant.

                  D. The Executive hereby acknowledges that damages at law may be an insufficient remedy to Cendant if the Executive violates the terms of this Agreement and that Cendant will be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section IX without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction will be in addition to, and not in limitation of, any other rights or remedies Cendant may have. Without limiting the generality of the foregoing, neither party will oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section IX.

                  E. The period of time during which the provisions of this
Section IX will be in effect will be extended by the length of time during which the Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on Cendant's application for injunctive relief.

                  F. The Executive agrees that the restrictions contained in this Section IX are (i) an essential element of the compensation the Executive is granted hereunder and but for the Executive's agreement to comply with such restrictions, Cendant would not have entered into this Agreement and (ii) in addition to and not in lieu of any other restrictions agreed to by the Executive whether in connection with any Cendant compensation programs or otherwise.

                                    SECTION X
                                 INDEMNIFICATION

         Cendant will indemnify the Executive to the fullest extent permitted by the laws of the state of Cendant's incorporation in effect at that time, or the certificate of
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incorporation and by-laws of Cendant, whichever affords the greater protection to the Executive.

                                   SECTION XI
                                  CERTAIN TAXES

         In the event that the Executive becomes entitled to any benefits or payments pursuant to this Agreement or otherwise in connection with a change in the control of Cendant or the Executive's termination of employment with Cendant (such benefits or payments excluding the Gross-Up Payment collectively, the "Total Payments") that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes, including any interest or penalties imposed with respect to such taxes, and including any federal, state and local income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. All determinations required to be made under this Section XI, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which was, immediately prior to the applicable change in the control of Cendant, Cendant's independent auditor.

                                   SECTION XII
                                   MITIGATION

                  The Executive will not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor will the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive's employment hereunder terminates.

                                  SECTION XIII
                                WITHHOLDING TAXES

                  The Executive acknowledges and agrees that Cendant may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.
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                                   SECTION XIV
                           EFFECT OF PRIOR AGREEMENTS

                  This Agreement will supersede any prior employment agreement between Cendant and the Executive hereof, including, without limitation, that certain letter agreement between Cendant and the Executive dated as of April 30, 1998 (but excluding the Memorandum to the Executive from Henry R. Silverman dated as of January 15, 1998 regarding certain compensation arrangements applicable in 1998) and any such prior employment agreement will be deemed terminated without any remaining obligations of either party thereunder.

                                   SECTION XV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

                  Nothing in this Agreement will preclude Cendant from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of Cendant hereunder. Upon such a consolidation, merger or sale of assets the term "Cendant" will mean the other corporation and this Agreement will continue in full force and effect.

                                   SECTION XVI
                                  MODIFICATION

                  This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                  SECTION XVII
                                  GOVERNING LAW

                  This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement will be governed by the internal laws of that state.
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                                  SECTION XVIII
                                   ARBITRATION

                  A. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section IX for which Cendant may, but will not be required to, seek injunctive relief) will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

                  B. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

                  C. Except as otherwise provided in this Agreement, the arbitrator will be authorized to apportion its fees and expenses and the reasonable attorneys' fees and expenses of any such party as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

                  D. The parties agree that this Section XVIII has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section XVIII will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

                  E. The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

                                   SECTION XIX
                                    SURVIVAL

                  Sections IX, X, XI, XII, XIII and XVIII will continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.

                                   SECTION XX
                                  SEPARABILITY

                  All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             CENDANT CORPORATION


                                             --------------------------------
                                             By:      Henry R. Silverman
                                             Title:   Chairman, President &
                                                      Chief Executive Officer


                                             JOHN W. CHIDSEY


                                             --------------------------------

    Attachment to Second Amended and Restated Employment Agreement of John W.
              Chidsey Dated January 2, 2002 (the "New Agreement")

                   Recital Of Special Stock Option Provisions

The Executive has been granted a number of options to purchase Cendant Corporation common stock during the term of his employment (the "Options"). The Options shall be subject to the terms set forth in option plan under which they were granted, and the terms of the option grant agreements evidencing such grants, subject to the further terms and conditions set forth in the New Agreement. The following is intended to summarize the Executive's additional rights with respect to the Options by virtue of actions taken by the Compensation Committee of the Board of Directors of Cendant Corporation (the "Committee"). However, the parties acknowledge and agree that nothing contained in this Attachment shall be deemed to have modified or amended any Option.

By Committee action taken March 27, 2000, certain Options granted on April 21, 1999 and January 13, 2000 with exercise prices equal to $17.875 and $22.10, to the extent set forth on an annex attached to that action, were amended to become fully vested and remain exercisable through their original expiration dates upon the expiration of the Period of Employment as defined in the Executive's prior employment agreement (Amended and Restated Employment Agreement dated March 8,
2000) (the "Prior Agreement"). Cendant acknowledges that such Period of Employment has expired, other than by reason of Termination for Cause, and accordingly the amended options are fully vested and will remain outstanding for their original expiration dates, without regard to any subsequent changes to the Executive's employment status.

By Committee action taken April 18, 2000, the Options granted on January 22, 1996, were amended to remain exercisable through their original expiration dates upon the expiration of the Period of Employment as defined in the Prior Agreement. Cendant acknowledges that such Period of Employment has expired, other than by reason of Termination for Cause, and accordingly the amended options will remain outstanding for their original expiration dates, without regard to any subsequent changes to the Executive's employment status.

By Committee action taken November 28, 2000, certain Options with exercise prices equal to $9.8125 and $12.2656, to the extent set forth on an annex to such action, were amended to become fully vested and remain exercisable through their original expiration dates upon the expiration of the Period of Employment as defined in the Prior Agreement. Cendant acknowledges that such Period of Employment has expired, other than by reason of Termination for Cause, and accordingly the amended options are fully vested and will remain outstanding for their original expiration dates, without regard to any subsequent changes to the Executive's employment status.

Pursuant to Section IV.B. of the Prior Agreement, the Committee acted to amend certain options which were indicated on an annex to that employment agreement to become fully vested and remain exercisable through their original expiration dates upon the expiration of the Period of Employment as defined in the Prior Agreement. Cendant acknowledges that such Period of Employment has expired, other than by reason of Termination for Cause, and accordingly the amended options are fully vested and will remain outstanding for their original expiration dates, without regard to any subsequent changes to the Executive's employment status.